UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2023

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 17, 2023, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered into Finder’s Fee Agreement (the “Agreement”) with J.H. Darbie & Co., Inc. (the “Finder”) pursuant to which the Company agreed to pay to the Finder 4% (2% for GHS Investments LLC) of the gross proceeds of an equity/convertible debt transaction and/or 3% (2% for GHS Investments LLC) of the gross proceeds of a non-convertible debt transaction received by the Company within three business days form the closing date.

The Company will also pay the Finder non-callable warrants equal to 4% (0% for GHS Investments LLC) warrant coverage of the amount raised. The exercise price of the warrants will be 120% of the Introduced Party’s (as defined in the Agreement) exercise price of the transaction or the closing price of the Company’s Common Stock on the date of the transaction, whichever is lower.

The term of the Agreement is for 120 days and the Finder may terminate the Agreement at any time upon written notice to the Company. The Company may not terminate the Agreement unless there is an uncured breach.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: August 23, 2023	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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